EXHIBIT 23.1

INSTRIDE INC.

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated November 27, 2013 relating to the financial statements of INSTRIDE INC. (A Development Stage Company), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
November 27, 2013